UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2019

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2019, the Board of Directors extended Joseph M. Harary’s employment as President, Chief Executive Officer and General Counsel for an additional five years through December 31, 2024. As previously authorized by the Compensation Committee of the Board of Directors of Research Frontiers, Mr. Harary’s base salary under his Employment Agreement remains at $500,000 and his bonus targets are currently based on revenue and profitability goals and building shareholder value. The foregoing summary of Mr. Harary’s amended employment agreement is qualified in its entirety by reference to the amendment to his employment agreement which is attached hereto as Exhibit 10.1B2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1B2 Amendment dated September 26, 2019 to Employment Agreement by and between Research Frontiers Incorporated and Joseph M. Harary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 26, 2019